1532808.v2

                               -2-
               AMENDMENT NO. 1 TO OPTION AGREEMENT


     This Amendment No. 1 to Option Agreement ("First Amendment") is made effective this ____ day of January, 2006, by and between RONHOW, LLC, a Georgia limited liability company (the "Participant") having an office at 3290 Northside Parkway, Suite 250, Atlanta, Georgia 30302, Attention: Bob Anderson, and Harold's Stores, Inc., an Oklahoma corporation (the "Company"), with reference to the following circumstances:

          A. Pursuant to that certain Option Agreement dated effective April 30, 2004 (the "Agreement"), by and between the Participant and the Company, the Participant acquired an option to acquire shares of the Company's Series 2003-A Preferred Stock.

          B. The Participant and the Company desire to amend certain provisions of the Agreement, as provided herein.

          C. Capitalized terms used in this First Amendment and not defined shall have the meanings ascribed to them in the Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendment to Section 1.1 of the Agreement

.. Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               1.1   Option.  Subject to the terms  and
          conditions  of  this Agreement,  the  Company
          grants   to   Participant  an   option   (the
          "Option")  to purchase at a price  per  share
          ("Purchase  Price Per Share") of One  Hundred
          Dollars  ($100.00) up to 20,000 shares,  plus
          such additional shares as may be purchased in
          exchange  for  forgiveness  of  accrued   but
          unpaid interest on the New Participation (the
          "2003-A  Shares") of authorized but  unissued
          shares  of its Series 2003-A Preferred  Stock
          which may be exercised if the Company has not
          on or before the Option Start Date caused the
          New  Participation  to have  been  repaid  in
          full.   Unless  otherwise agreed  to  by  the
          Company  and Participant at the time  of  any
          repayment,   any  repayments  of   Restricted
          Advances  (as defined in the Loan  Agreement)
          shall  be applied first to repayment  of  the
          Existing  Participation  and  then   to   the
          repayment    of    the   New   Participation.
          Participant  may  purchase from  the  Company
          such  number of 2003-A Shares as is equal  to
          the principal amount of the New Participation
          remaining  outstanding, plus any accrued  but
          unpaid  interest, at the date of  Closing  of
          the  exercise  of the Option divided  by  the
          Purchase  Price  Per Share.  Participant  may
          exercise  the Option in whole or in  part  at
          any  time  after  the Option Start  Date  and
          prior to the repayment in full by the Company
          of  the  New Participation by giving  written
          notice  of exercise to the Company after  the
          Option  Start  Date.  After the Option  Start
          Date, if the Company intends to repay all  or
          any  part of the New Participation, it  shall
          give at least ten (10) days written notice to
          the  Participant and during such ten (10) day
          period,  the  Participant  may  exercise  the
          Option  in whole or in part.  Payment of  the
          Purchase  Price for the 2003-A  Shares  which
          the Participant purchases by any exercise  of
          the Option will be paid by the Participant by
          forgiving   such  portion  of  the  principal
          amount of the New Participation equal to  the
          purchase   price   of   the   2003-A   Shares
          purchased.   Participant  will  execute   and
          deliver  such  documents and  instruments  to
          evidence  such  forgiveness  as  either   the
          Company or WFRF may request.

     2.   No Other Amendment

..   Except  as  provided  in  this  First  Amendment,  all  other provisions of the Agreement shall continue in full force and effect.

     3.   Counterparts

..   This First Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date above set forth.

                              "COMPANY"

                              Harold's Stores, Inc.

                              By:
                                 Leonard Snyder
                                 Interim Chief Executive Officer

                              "PARTICIPANT"

                              RONHOW, LLC, a Georgia limited liability company
                                 By:Ronus, Inc., a Georgia corporation, Managing Member

                                                             By:
                                    Robert L. Anderson, President